                                                                   Exhibit 23(a)

                         Consent of Independent auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3, File No.333-______) and related Prospectus of
Lynch Corporation for the registration of 136,643 shares of its common stock and to the incorporation by reference therein of our report dated April 9, 2004, with respect to the consolidated financial statements and schedule of Lynch
Corporation included in its Annual Report on (Form 10-K) for the year ended
December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
--------------------------
Ernst & Young LLP
Providence, Rhode Island
December 27, 2004